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                                                                     Exhibit 2.1

                   AGREEMENT AND PLAN OF CORPORATE SEPARATION
                   AND REORGANIZATION FOR QK HEALTHCARE, INC.

         Agreement made as of ____________, 2001 among Quality King Distributors, Inc., a New York corporation (the "Company"), QK Healthcare, Inc., a Delaware corporation (the "New Company"), and each of Stephen Nussdorf and Arlene Nussdorf as Trustees U/D Glenn Nussdorf Trusts dated November 1, 1998 and November 2, 1998, Glenn Nussdorf and Arlene Nussdorf, Trustees U/D Stephen Nussdorf Trusts dated November 1, 1998 and November 2, 1998 and Stephen Nussdorf and Glenn Nussdorf, Trustees U/D Arlene Nussdorf Trusts dated November 1, 1998 and November 2, 1998 (collectively, the "Shareholders").

                                    RECITALS

         A. The Shareholders will be the owners of all of the issued and outstanding stock of the Company on the Spin-off Closing Date (as hereinafter defined).

         B. The Company has been engaged for more than five years in the business of distributing pharmaceutical products and medical supplies and related activities (the "Pharmaceutical Business") and the business of distributing groceries, hair care products and health and beauty products and related activities (the "Other Business").

         C. A separation of the Pharmaceutical Business from the Other Business is deemed advisable by the parties.

         D. The Company has received a ruling by the Internal Revenue Service to the effect that the transactions herein agreed upon will qualify as a tax-free exchange and distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the obligations of the parties pursuant hereto, the parties hereto agree as follows.

         1. Separation of Businesses. The Company having received a ruling by the Internal Revenue Service to the effect that the transactions herein agreed upon will qualify as a tax-free exchange and distribution under Section 355 of the Internal Revenue Code of 1986, as amended, the Company's Pharmaceutical Business and Other Business will be separated in the manner provided for herein.

         2. New Corporation. The Company has formed the New Company, with the powers and capitalization set out in the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

         3. Transfer of Pharmaceutical Business. In consideration of the issuance of 22,999,999 shares of the Common Stock, $.001 par value, of the New Company, effective as of the Reorganization Closing Date (as hereinafter defined), the Company shall transfer (the "Asset Transfer") the following assets of the Pharmaceutical Business, as may be more fully described in Exhibit B, subject to an intercompany liability of the New Company to the Company in
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amount equal to the book value of such assets (the "Intercompany Liability") and the New Company shall accept and assume such assets and acknowledge the Intercompany Liability:

         (a)  All of the inventory of the Pharmaceutical Business;
         (b) All equipment and leasehold improvements upon the site on which the Pharmaceutical Business is operated and rights under contracts, warranties and leases relating thereto;
         (c)  All vehicles identified with the Pharmaceutical Business;
         (d) All trademarks and trade names (including pending applications therefor) and trade secrets identified with the Pharmaceutical Business;
         (e) All books and records and customer lists of the Pharmaceutical Business;
         (f)  All accounts receivable of the Pharmaceutical Business;
         (g) Open purchase orders and rights under agreements and contracts with customers of the Pharmaceutical Business;
         (h) Governmental licenses and permits related to the Pharmaceutical Business to the extent assignable to the New Company;
         (i)  All other assets of the Pharmaceutical Business; and
         (j) Working capital equal to the excess of the current assets over current liabilities.

         4. Sublease. On the Reorganization Closing Date the Company will deliver or cause to be delivered to the New Company a sublease for the premises from which the Pharmaceutical Business is conducted, substantially in the form of Exhibit D attached hereto (the "Sublease").

         5. Credit Facility. On the Reorganization Closing Date, the New Company shall execute and deliver appropriate documentation evidencing its guarantee of the Company's obligations under its current revolving credit facility.

         6. Assumption of Liabilities. On the Spin-off Closing Date, (a) the Intercompany Liability and all other intercompany obligations of the New Company to the Company, other than pursuant to the Sublease, the Support Services Agreement (as hereinafter defined), the Indemnification Agreement (as hereinafter defined) and the Software License (as hereinafter defined), shall be cancelled, (b) the New Company shall assume the liabilities allocable to the Pharmaceutical Business as listed in Exhibit C (such liabilities being herein referred to as the "Assumed Liabilities"), and (c) the New Company will assume the portion of the Company's current revolving credit facility allocable to the Pharmaceutical Business and the New Company shall execute and deliver the appropriate documentation evidencing its status as a co-borrower under such facility.

         7. Distribution. On the Spin-off Closing Date, the Company shall distribute all of the shares of capital stock of the New Company held by it to the Shareholders, in proportion to their ownership of stock in the Company.

         8. Further Instruments. As of the Reorganization Closing Date, each party shall execute and deliver such further instruments as may be reasonably requested by any other party to carry out the purpose and intent of this Agreement, including but not limited to, the following:


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         (a)  Indemnification, Noncompetition and Tax Cooperation Agreement
              among the Company, the New Company and Pro's Choice Beauty Care, Inc., substantially in the form of Exhibit E attached hereto (the "Indemnification Agreement").

         (b) Support Services Agreement between the Company and the New Company substantially in the form attached hereto as Exhibit F (the "Support Services Agreement").

         (c) Software License between the Company and the New Company substantially in the form attached hereto as Exhibit G (the "Software License").

         9. Closing. (a) The asset transfers contemplated by Section 3 of this Agreement shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Ave., New York, New York 10022 on or about ______________, 2001 (the "Reorganization Closing Date").

         (b) The assumption of the liabilities and other transactions contemplated by Section 6 of this Agreement and the distribution of shares contemplated by Section 7 of this Agreement, shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Ave., New York, New York 10022 on a date specified by the Company upon written notice to the other parties hereto (the "Spin-off Closing Date").

         10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, except those contemplated hereunder or not inconsistent herewith.

         11. Governing Law. This Agreement has been executed in the State of New York and shall be governed by the laws thereof.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       QUALITY KING DISTRIBUTORS, INC.


                                       By:___________________________
                                          Name:
                                          Title:

                                       QK HEALTHCARE, INC.


                                       By:___________________________
                                          Name:
                                          Title:


                                       U/D GLENN NUSSDORF TRUST DATED
                                              NOVEMBER 1, 1998

                                       By:___________________________
                                            Arlene Nussdorf, Trustee


                                       By:___________________________
                                           Stephen Nussdorf, Trustee


                                       U/D GLENN NUSSDORF TRUST DATED
                                              NOVEMBER 2, 1998

                                       By:___________________________
                                            Arlene Nussdorf, Trustee


                                       By:___________________________
                                           Stephen Nussdorf, Trustee


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                                       U/D STEPHEN NUSSDORF TRUST DATED
                                              NOVEMBER 1, 1998

                                       By:___________________________
                                            Arlene Nussdorf, Trustee


                                       By:___________________________
                                            Glenn Nussdorf, Trustee

                                       U/D STEPHEN NUSSDORF TRUST DATED
                                              NOVEMBER 2, 1998

                                       By:___________________________
                                            Arlene Nussdorf, Trustee


                                       By:___________________________
                                            Glenn Nussdorf, Trustee


                                       U/D ARLENE NUSSDORF TRUST DATED
                                              NOVEMBER 1, 1998

                                       By:___________________________
                                            Glenn Nussdorf, Trustee


                                       By:___________________________
                                           Stephen Nussdorf, Trustee


                                       U/D ARLENE NUSSDORF TRUST DATED
                                              NOVEMBER 2, 1998

                                       By:___________________________
                                            Glenn Nussdorf, Trustee


                                       By:___________________________
                                           Stephen Nussdorf, Trustee


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